Exhibit 21 to Annual Report
on Form 10-K
for Fiscal Year Ended June 30, 2026
by Parker-Hannifin Corporation

Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the following subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Organization
UNITED STATES
Securaplane Technologies, Inc.	Arizona
Meggitt (North Hollywood), Inc.	California
Meggitt Safety Systems, Inc.	California
NASCO Aircraft Brake, Inc.	California
Pacific Scientific Company	California
Baldwin Filters, Inc.	Delaware
LORD Technol, Inc.	Delaware
Meggitt (Troy), Inc.	Delaware
Meggitt Aircraft Braking Systems Corporation	Delaware
Meggitt Aircraft Braking Systems Kentucky Corporation	Delaware
Meggitt Defense Systems, Inc.	Delaware
Meggitt Holdings (USA) Inc.	Delaware
Meggitt-USA, Inc.	Delaware
OECO, LLC	Delaware
Parker Intangibles LLC	Delaware
Parker-Hannifin International Corp.	Delaware
Parker-Seahawk Acquisitions, LLC	Delaware
Purolator Facet, Inc.	Delaware
Whittaker Corporation	Delaware
Curtis Instruments (Puerto Rico), Inc.	New York
Parker Royalty Partnership	Ohio
LORD Corporation	Pennsylvania
Exotic Metals Forming Company LLC	Washington

INTERNATIONAL
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin Indústria e Comércio Ltda.	Brazil
Parker Hannifin Canada Company	Canada
Curtis Instruments (Suzhou) Company, Ltd.	China
LORD Chemical (Shanghai) Co., Ltd.	China
LORD International Trading (Shanghai) Co., Ltd.	China
Meggitt (Xiamen) Sensors & Controls Co Ltd	China
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China
Weifang Parker Hannifin Filtration Products and Systems Co., Ltd.	China
Artus SAS	France
Meggitt (Sensorex) SAS	France
Meggitt Holdings (France) SAS	France

Name of Subsidiary	State/Country of Organization
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin Manufacturing France SAS	France
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Manufacturing Germany GmbH & Co. KG	Germany
LORD Asia International Limited	Hong Kong
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Parker Hannifin India Private Ltd.	India
Parker Hannifin Italy S.R.L.	Italy
Parker Hannifin Manufacturing srl	Italy
Parker Hannifin Luxembourg Investments 1 S.a.r.l.	Luxembourg
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Industrial, S. de R.L. de C.V.	Mexico
Lord Holdings (Asia) B.V.	Netherlands
Parker Hannifin (Clarcor Filtration) Holding B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Meggitt Aerospace Asia Pacific Pte Ltd	Singapore
Parker Hannifin Singapore Private Limited	Singapore
Parker Hannifin Manufacturing Sweden AB	Sweden
Parker Hannifin Sweden AB	Sweden
Meggitt SA	Switzerland
Parker Hannifin EMEA S.a. r.l.	Switzerland
Parker Hannifin Switzerland Holdings Sàrl	Switzerland
Alenco (Holdings) Limited	United Kingdom
Altair (UK) Ltd	United Kingdom
Cavehurst Limited	United Kingdom
Domnick Hunter Group Limited	United Kingdom
Dunlop Aerospace Group Limited	United Kingdom
Dunlop Aerospace Holdings Limited	United Kingdom
Dunlop Aerospace Overseas Limited	United Kingdom
Dunlop Holdings Limited	United Kingdom
Dunlop Limited	United Kingdom
Meggitt (UK) Limited	United Kingdom
Meggitt Acquisition Limited	United Kingdom
Meggitt Aerospace Holdings Limited	United Kingdom
Meggitt Aerospace Limited	United Kingdom
Meggitt Finance Limited	United Kingdom
Meggitt International Holdings Limited	United Kingdom
Meggitt International Limited	United Kingdom
Meggitt Limited	United Kingdom
Meggitt Properties Limited	United Kingdom
Olaer Group Limited	United Kingdom
Parker Hannifin (GB) Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom

Name of Subsidiary	State/Country of Organization
Parker Hannifin Industries Limited	United Kingdom
Parker Hannifin Manufacturing Limited	United Kingdom